SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported): November 19, 2003

                 GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-A
           ----------------------------------------------------------
             (Exact name of Registrant as specified in its Articles)

   Oklahoma          III-A:   0-18302           III-A:    73-1352993
--------------       ---------------            ------------------
(State of other         (Commission             (I.R.S. Employer
jurisdiction of           File No.)              Identification)
incorporation or
organization)

                  Two West Second Street, Tulsa, Oklahoma 74103
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(918)583-1791


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ITEM 5:     OTHER EVENTS

            The limited partnership agreement (the "Agreement") for the Geodyne Energy Income Limited Partnership III-A (the "Partnership") provides that the Partnership will automatically terminate and dissolve on November 22, 2003.

      The Agreement gives the General Partner an option to extend the term of the Partnership for up to three additional two year terms. The General Partner has elected to extend the Partnership's term for an additional two year period.


ITEM 7:  EXHIBITS

20.1 Form of letter sent to the limited partners of the Geodyne Energy Income Limited Partnership III-A on or about November 19, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GEODYNE ENERGY INCOME LIMITED
                              PARTNERSHIP III-A

                              By:   GEODYNE RESOURCES, INC.
                                    General Partner

                                //s// Dennis R. Neill
                              -----------------------------------
                                    Dennis R. Neill
                                    President


DATE:  November 19, 2003